PRESS RELEASE
FOR IMMEDIATE RELEASE
July 23, 2004
                                                                        Contact:
                                                                  Todd A. Gipple
                                                         Executive VicePresident
                                                         Chief Financial Officer
                                                                   (309)743-7745

                               QCR Holdings, Inc.
          Earnings Results For the Second Quarter Ended June 30, 2004

QCR Holdings, Inc. (Nasdaq SmallCap/QCRH) today announced earnings for the second quarter ended June 30, 2004 of $1.7 million, or basic earnings per share of $0.40 and diluted earnings per share of $0.39. For the same quarter one year ago, the Company reported earnings of $1.7 million, or basic earnings per share of $0.41 and diluted earnings per share of $0.41. All share and per share data in this press release and accompanying schedules has been retroactively adjusted to reflect a 3-for-2 common stock split, which occurred on May 28, 2004, as if it had occurred on January 1, 2003.

Earnings for the six months ended June 30, 2004 were $2.5 million, or basic earnings per share of $0.60 and diluted earnings per share of $0.58. For the same six months in 2003, the Company had earnings of $2.6 million, or basic earnings per share of $0.61 and diluted earnings per share of $0.60. Earnings for calendar year 2003 were positively impacted by the Company's continued merchant credit card processing through September 2003 for an ISO portfolio, which had been sold in October 2002. This ISO processing contributed $396 thousand, or $0.09 in diluted earnings per share, to the Company's net income for the first six months of 2003.

In February 2004, the Company issued $8.0 million in floating rate and $12.0 million in fixed rate trust preferred securities. In connection with this issuance, the Company redeemed, on June 30, 2004, $12.0 million of trust preferred securities originally issued in 1999. Prior to this redemption, the Company had expensed $747 thousand of unamortized issuance costs associated with these trust preferred securities in March 2004. The write-off of these costs, combined with the additional interest costs of the new securities, resulted in an after-tax reduction to net income during the first six months of 2004 of $712 thousand, or $0.16 in diluted earnings per share. We believe that this refinancing strategy will provide significant long-term benefits to the Company as the new fixed rate securities were issued at a rate of 6.93% for the first seven years and the floating rate securities currently carry a rate of 4.44%, as compared to a rate of 9.2% on the prior fixed rate securities. Excluding the one-time write-off of these unamortized issuance costs and the additional interest costs of the new securities, net income for the six months ended June 30, 2004 would have been $3.2 million, or diluted earnings per share of $0.74, a 23% improvement over earnings for the same period in 2003. Although excluding the impact of this event is a non-GAAP measure, management believes that it is important to provide such information due to the non-recurring nature of this expense and to more accurately compare the results of the periods presented.

"We are very pleased with earnings for the second quarter, which remained stable at $1.7 million from the same quarter one year ago," noted Doug Hultquist, President and Chief Executive Officer. "As in the first quarter of this year, earnings for the second quarter of 2004 were impacted by significant reductions in gains on the sale of residential real estate loans, as refinancing volumes have decreased dramatically," added President Hultquist. He continued, "We maintained our earnings with a significant increase in net interest income, which resulted primarily from a 21% increase in the Company's loan portfolio from one year ago. As we look forward into the remainder of 2004, it appears we will be presented with continuing declines in the gains on residential real estate loans, and the coming months will bring significant investments in establishing our new bank charter in Rockford, Illinois and in additional facilities at our existing subsidiary banks."

Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust added, "The Company continues to experience outstanding growth, with total assets increasing at an annualized rate of 29% during the first six months of 2004. In June, the Company announced plans to expand to Rockford, Illinois with its third bank charter, Rockford Bank and Trust Company. We expect this new bank will operate initially as a branch of Quad City Bank & Trust, until the new charter can be approved by regulators. In late 2003, we announced plans for a fifth Quad City Bank & Trust banking facility, to be located in west Davenport. When completed, the new facility will aid in our efforts to continue expanding our market share in the Quad Cities."

Cedar Rapid Bank & Trust continues to experience rapid growth, reaching total assets of $187.9 million, net loans of $140.9 million, and deposits of $115.8 million as of June 30, 2004, and improved profitability, as the bank had after-tax net income of $215 thousand for this second quarter of 2004, as compared to $114 thousand for the first quarter. Cedar Rapids Bank & Trust is also growing its physical presence in the market with construction under way of a new main office in downtown Cedar Rapids and with plans for construction of a branch office later in 2004.

The Company's total assets increased 14% to $811.5 million at June 30, 2004 from $710.0 million at December 31, 2003. During the same period, net loans increased by $68.6 million or 13% to $582.4 million from $513.8 million at December 31, 2003. Non-performing assets increased to $6.7 million at June 30, 2004 from $5.0 million at December 31, 2003. Total deposits declined to $509.3 million at June 30, 2004 when compared to $511.7 million at December 31, 2003. Stockholders' equity rose to $42.9 million at June 30, 2004 as compared to $41.8 million at December 31, 2003, primarily as the result of the period's net income and the net increase in shares of common stock, partially offset by the declaration of a cash dividend and the decrease in fair value of securities classified as available for sale.

"Nonaccrual loans at June 30, 2004 were $5.7 million, of which $3.9 million, or 69%, resulted from six large commercial lending relationships at Quad City Bank & Trust. Although nonaccrual loans were up $1.5 million from the beginning of the year, the level at June 30th was down $110 thousand from the beginning of the second quarter," explained Chairman Bauer. He added, "Accruing loans past due 90 days or more were $1.0 million at June 30, 2004, of which $847 thousand, or 84%, were the result of another seven lending relationships at Quad City Bank & Trust. These loans were up $250 thousand from December 31, 2003, however they also experienced a decline during the second quarter of $601 thousand."
He further added, "The bank is working closely with all of these customers. Management maintained the Company's percentage of allowance to total loans at 1.65% at June 30, 2004, as it had been at December 31, 2003. Management is closely monitoring the Company's loan portfolio and the level of our allowance for loan losses. We continue to focus our efforts in an attempt to improve the overall quality of our loan portfolio."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                                As of

                                 -----------------------------------------------
                                 June 30,    March 31,   December 31,   June 30,
                                  2004         2004         2003          2003
                                 -----------------------------------------------


(dollars in thousands,
  except share data)

SELECTED BALANCE SHEET DATA

Total assets                   $ 811,541    $ 767,861     $ 710,040    $ 664,943
Securities                     $ 131,197    $ 131,436     $ 128,843    $  94,034
Total loans                    $ 592,184    $ 561,665     $ 522,471    $ 489,753
Allowance for estimated
  loan losses                  $   9,746    $   9,476     $   8,643    $   7,908
Total deposits                 $ 509,282    $ 512,233     $ 511,652    $ 483,051
Total stockholders' equity     $  42,920    $  42,954     $  41,823    $  39,543
Common shares outstanding *    4,224,462    4,218,993     4,205,766    4,168,809
Book value per common share *  $   10.16    $   10.18     $    9.94    $    9.49
Full time equivalent employees       229          222           213          203
Tier 1 leverage capital ratio      7.20%         7.40%        7.35%        7.63%


                       * Share data has been retroactively
                         adjusted to effect a 3:2 common stock
                         split, which occurred on May 28, 2004,
                         as if it had occurred on January 1, 2003.

                                              As of

                              --------------------------------------------------
                              June 30,    March 31,    December 31,     June 30,
                               2004         2004          2003            2003
                              --------------------------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA

Nonaccrual loans              $ 5,690      $ 5,800       $ 4,204       $   5,198
Accruing loans past
  due 90 days or more           1,006        1,607           756             551
Other real estate owned             -            -             -               -
                              -------      -------       -------         -------
Total nonperforming assets    $ 6,696      $ 7,407       $ 4,960       $   5,749

Net charge-offs

  (calendar year-to-date)       $ 222         $ 24       $ 1,641       $     659

Loan mix:

Commercial                  $ 483,582    $ 463,651     $ 435,633       $ 391,089
Real estate                    54,261       45,852        35,693          52,389
Installment and
  other consumer               54,341       52,162        51,145          46,275
                              -------      -------       -------         -------
Total loans                 $ 592,184    $ 561,665     $ 522,471       $ 489,753

ANALYSIS OF DEPOSIT DATA
Deposit mix:

  Noninterest-bearing       $ 106,272     $ 114,349    $ 130,963       $  99,124
  Interest-bearing            403,010       397,884      380,689         383,927
                              -------      --------      -------         -------
Total deposits              $ 509,282     $ 512,233    $ 511,652       $ 483,051


                                                        For the Quarter Ended                            For the Six Months Ended
                                           -------------------------------------------------         -------------------------------
                                            June 30,          March 31,          June 30,             June 30,           June 30,
                                              2004              2004               2003                 2004               2003
                                           ------------      ------------      -------------         ------------      -------------

(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA

Interest income                                $ 9,226           $ 8,679            $ 8,346             $ 17,905           $ 16,252
Interest expense                                 3,207             2,903              3,227                6,110              6,285
                                           ------------      ------------      -------------         ------------      -------------
Net interest income                              6,019             5,776              5,119               11,795              9,967
Provision for loan losses                          468               857                358                1,324              1,688
                                           ------------      ------------      -------------         ------------      -------------
Net interest income after provision
  for loan loss                                  5,551             4,919              4,761               10,471              8,279
Noninterest income                               2,379             2,364              3,249                4,738              5,737
Noninterest expense                              5,437             6,094              5,400               11,527             10,183
                                           ------------      ------------      -------------         ------------      -------------
Income before taxes                              2,493             1,189              2,610                3,682              3,833
Income tax expense                                 822               353                883                1,175              1,279
                                           ------------      ------------      -------------         ------------      -------------
Net income                                     $ 1,671             $ 836            $ 1,727              $ 2,507            $ 2,554

Earnings per common share (basic) *             $ 0.40            $ 0.20             $ 0.41               $ 0.60             $ 0.61
Earnings per common share (diluted) *           $ 0.39            $ 0.19             $ 0.41               $ 0.58             $ 0.60

AVERAGE BALANCES

Assets                                       $ 786,896         $ 737,197          $ 641,507            $ 762,047          $ 624,678
Deposits                                     $ 506,614         $ 509,820          $ 447,766            $ 508,218          $ 440,101
Loans                                        $ 573,781         $ 536,763          $ 465,679            $ 555,272          $ 458,465
Stockholders' equity                          $ 42,774          $ 41,642           $ 38,548             $ 42,208           $ 37,824

KEY RATIOS

Return on average assets (annualized)            0.85%             0.45%              1.08%                0.66%              0.82%
Return on average common equity (annualized)    15.63%             8.03%             17.92%               11.88%             13.50%
Net interest margin (TEY)                        3.40%             3.45%              3.57%                3.42%              3.52%
Nonperforming assets / total assets              0.83%             0.96%              0.86%                0.83%              0.86%
Net charge-offs / average loans                  0.03%             0.00%             -0.02%                0.04%              0.14%
Allowance / total loans                          1.65%             1.69%              1.61%                1.65%              1.61%
Efficiency ratio                                64.75%            74.87%             64.53%               69.72%             64.84%


                                           * Per    share    data    has    been
                                             retroactively  adjusted to effect a
                                             3:2  common  stock   split,   which
                                             occurred on May 28, 2004,  as if it
                                             had occurred on January 1, 2003.





                                                          For the Quarter Ended                           For the Six Months Ended
                                              -----------------------------------------------          -----------------------------
                                               June 30,          March 31,        June 30,              June 30,         June 30,
                                                 2004              2004             2003                  2004             2003
                                              ------------      ------------     ------------          -----------      ------------

(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME

Merchant credit card fees, net of processing costs  $ 302             $ 539            $ 658                $ 841             $ 995
Trust department fees                                 608               681              581                1,289             1,142
Deposit service fees                                  408               409              363                  817               694
Gain on sales of loans, net                           406               261            1,214                  668             2,169
Securities gains (losses), net                         26                 -               (1)                  26                (1)
Other                                                 629               474              434                1,097               738
                                              ------------      ------------     ------------          -----------      ------------
   Total noninterest income                       $ 2,379           $ 2,364          $ 3,249              $ 4,738           $ 5,737

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits                    $ 3,119           $ 3,152          $ 3,201              $ 6,271           $ 6,086
Professional and data processing fees                 531               465              530                  996               959
Advertising and marketing                             287               214              205                  501               354
Occupancy and equipment expense                       791               731              657                1,522             1,308
Stationery and supplies                               132               137              114                  269               225
Postage and telephone                                 163               166              165                  329               318
Bank service charges                                  147               138              112                  286               223
Insurance                                             125               106              102                  226               209
Loss on redemption of junior
  subordinated debentures                               -               747                -                  747                 -
Other                                                 142               238              314                  380               501
                                              ------------      ------------     ------------          -----------      ------------
   Total noninterest expenses                     $ 5,437           $ 6,094          $ 5,400             $ 11,527          $ 10,183

WEIGHTED AVERAGE SHARES *

Common shares outstanding (a)                   4,212,795         4,214,475        4,165,878            4,213,635         4,158,200
Incremental shares from assumed conversion:
    Options and Employee Stock Purchase Plan      109,648           124,145           99,681              116,898            95,376
                                              ------------      ------------     ------------          -----------      ------------
Adjusted weighted average shares (b)            4,322,443         4,338,620        4,265,559            4,330,533         4,253,576


(a) Denominator for Basic Earnings Per Share                      * Share data has been retroactively adjusted to effect a
(b) Denominator for Diluted Earnings Per Share                      3:2 common stock split, which occurred on May 28, 2004,
                                                                    as if it had occurred on January 1, 2003.
